UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 10, 2005
Ameristar Casinos, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-22494	880304799

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3773 Howard Hughes Parkway, Suite 490S, Las Vegas, Nevada		89109

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(702) 567-7000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On August 10, 2005, the Registrant entered into an Eighth Amendment to Credit Agreement (the “Amendment”) to the Credit Agreement, dated as of December 20, 2000 ( as previously amended by the First through Seventh Amendments thereto, the “Credit Agreement”), with the various lenders party to the Credit Agreement and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Administrative Agent. The Amendment amends Section 9.03(iii) of the Credit Agreement to increase the maximum aggregate amount that the Registrant is permitted to expend to pay dividends on, or repurchase, capital stock of the Registrant from $25,000,000 to $32,500,000. A copy of the Amendment is filed as Exhibit 4.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(c)     Each of the Exhibits listed below is incorporated herein in its entirety:
Exhibit 4.1 — Eighth Amendment to Credit Agreement, dated as of August 10, 2005, among the Registrant, the various lenders party thereto and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Administrative Agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ameristar Casinos, Inc.
August 12, 2005	By:	Peter C. Walsh
		Name:	Peter C. Walsh
		Title:	Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

4.1	Eighth Amendment to Credit Agreement, dated as of August 10, 2005, among the Registrant, the various lenders party thereto and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Administrative Agent.